[ WINK DAVIS EQUIPMENT COMPANY LETTERHEAD]




M E M O R A N D U M
-------------------

DATE:    August 10, 1999

TO:      Bob Speizman

FROM:    Alex Davis

SUBJECT: Real Estate Leases

--------------------------------------------------------------------------------

Dear Bob,

Confirming our telephone conversation this morning, Wink and I will hold the lease rates as they are for the Charlotte, Richmond and Chicago locations through July 31,2001. We understand that you will be vacating the Charlotte property later this year.

We offer the Miami Circle property for an additional two-year lease period (until July 31, 2001) at the rate of $5.00 per square foot. Wink Davis is occupying 23,700 square feet of this building and using a $5.00 per square foot figure, the monthly rental would move to $9,875. You would have the right to terminate this two-year lease after one year providing you could give us six months notice.

If this is as you expected and is acceptable, please let me know and I will be glad to prepare a lease renewal.

Sincerely yours,


/s/ Alex Davis
Alex Davis

CAD/lk

Acceptance initialed by RSS (8/10/99).